Exhibit 99.1

Eclipsys Releases Financial Results for Quarter and Year Ended December 31, 2005

— Company Experiences Second Consecutive Profitable Quarter, Ends Year with Positive EPS —

Boca Raton, FL — February 23, 2006 — Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today released results for the quarter and year ended December 31, 2005.

The following table summarizes selected financial data:

	In thousands, except per share data

	Three months ended December 31,				Three months ended September 30,

	2005	2004	$ Change	% Change	2005	$ Change	% Change

Revenues	$105,120	$87,233	$17,887	20.5%	$97,852	$7,268	7.4%
Basic earnings (loss) per share	$0.10	$(0.06)	$0.16	N/A	$0.11	$(0.01)	-9.1%
Diluted earnings (loss) per share	$0.10	$(0.06)	$0.16	N/A	$0.10	$0.00	N/A

	Year ended December 31,

	2005	2004	$ Change	% Change

Revenues	$383,271	$309,075	$74,196	24.0%
Basic earnings (loss) per share	$0.01	$(0.70)	$0.71	N/A
Diluted earnings (loss) per share	$0.01	$(0.70)	$0.71	N/A

Fourth-Quarter and Year-End Results

Fourth-quarter 2005 revenues were $105.1 million, compared to revenues of $87.2 million in Q4’04, an increase of $17.9 million or 20.5 percent. Net income for the quarter was $5.0 million, compared to a net loss of $(2.9) million in Q4’04. This represents a $7.9 million improvement. Basic and diluted earnings per share were $0.10, compared to basic and diluted loss per share of $(0.06) in Q4’04.

For the year, revenues were $383.3 million compared to revenues of $309.1 million in 2004, an increase of 24.0 percent. Net income for the year was $485,000, compared to a loss of $(32.6) million in 2004; this represents a $33.1 million improvement over last year. Basic and diluted earnings per share was $0.01, compared to a loss of $(0.70) in 2004, a $0.71 per share improvement over 2004.

Operating cash flows were $14.4 million for the year, compared to $(3.2) million in 2004; this represents a $17.6 million improvement compared to 2004.  Cash, cash equivalents and marketable securities were $114.1 million as of December 31, 2005. Days sales outstanding (DSOs) were 69 days, an increase of two days from the prior year. Deferred revenue (including current and long-term) was $124.7 million as of December 31, 2005, compared to $122.7 million as of December 31, 2004.

“Fourth-quarter 2005 was a solid quarter for Eclipsys,” stated Robert J. Colletti, Eclipsys senior vice president and chief financial officer. “We exceeded $100 million in revenues, experienced a significant sequential improvement in sales, and achieved positive EPS for the second consecutive quarter. Having ended the quarter and the year with positive EPS, as we previously guided, we are optimistic that we have passed an inflection point in our business model that positions us well for profitable growth in the future.”

R. Andrew Eckert, Eclipsys president and chief executive officer, said that, “The restructuring initiative we implemented and accounted for in January 2006 was designed to increase the resources focused on client service and support and also contribute to improved financial performance. Our realignment of resources allows us to focus on improving customer satisfaction and enhancing the capacity of our professional services group. We are encouraged by the very positive feedback we have received from our client base regarding these initiatives and the most recent release of our enterprise clinical solution, Sunrise ™ 4.5 XA™.”

1750 Clint Moore Road, Boca Raton, FL 33487 • phone 561.322.4321 • fax 561.322.4320 • info@eclipsys.com

Eclipsys Releases Financial Results for the Quarter and Year-Ended December 31, 2005
February 23, 2006

Investor Teleconference February 23

Eclipsys senior executives will discuss the results during an investor community teleconference scheduled for 8:30 a.m. Eastern time on Thursday, February 23. Persons interested in participating in the teleconference should call (800) 230-1074 approximately 15 minutes before the conference is slated to begin. For listen-only mode, participants should go to www.eclipsys.com prior to the conference call to register and download the necessary audio software. An audio replay will be available at www.eclipsys.com for approximately 48 hours beginning at 12 noon Eastern on February 23.

About Eclipsys

Eclipsys is a leading provider of advanced clinical, financial and management information software and service solutions to more than 1,500 healthcare facilities. Eclipsys empowers healthcare organizations to improve patient safety, revenue cycle management and operational efficiency through innovative information solutions. For more information, see www.eclipsys.com or email info@eclipsys.com.

Statements in this news release or the investor call referenced herein concerning the company’s future financial performance and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties.   Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet.  The market is highly competitive.  Eclipsys has recently released new software that has not yet been widely implemented.   Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and the contract can be terminated or its scope reduced under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation. Other product and company names in this news release are trademarks and/or registered trademarks of their respective companies

Eclipsys
Michael E. Donner	Robert J. Colletti
Chief Marketing Officer (media)	Chief Financial Officer (investors)
(561) 322-4485	(561) 322-4655
michael.donner@eclipsys.com	investor.relations@eclipsys.com

Eclipsys Corporation and subsidiaries
Consolidated Statements of Operations - Unaudited
(000’s Omitted)

	Year Ended December 31,
			Change $	Change %
	2005	2004

Revenues:
Systems and services	$370,309	$282,124	$88,185	31.3%
Hardware	12,962	26,951	(13,989)	-51.9%

Total revenues	383,271	309,075	74,196	24.0%

Costs and expenses:
Cost of systems and services revenues	225,080	168,393	56,687	33.7%
Cost of hardware revenues	11,055	22,949	(11,894)	-51.8%
Sales and marketing	64,140	65,024	(884)	-1.4%
Research and development	51,789	58,095	(6,306)	-10.9%
General and administrative	19,191	15,524	3,667	23.6%
Depreciation and amortization	14,659	13,284	1,375	10.4%

Total costs and expenses	385,914	343,269	42,645	12.4%

Loss from operations	(2,643)	(34,194)	31,551	92.3%
Interest income, net	3,128	1,629	1,499	92.0%

Income (Loss) before taxes	485	(32,565)	33,050	101.5%
Provision for income taxes	—	—	—

Net income (loss)	$485	$(32,565)	$33,050	101.5%

Earnings (loss) per share:
Basic (loss) per share	$0.01	$(0.70)	$0.71	N/A

Diluted (loss) per share	$0.01	$(0.70)	$0.71	N/A

Weighted average shares outstanding:
Basic	47,947	46,587

Diluted	50,644	46,587

Eclipsys Corporation and subsidiaries
Consolidated Statements of Operations - Unaudited
(000’s Omitted)

	Three Months Ended				Three Months Ended September 30,

	December 31, 2005	December 31, 2004	Change $	Change %	2005	Change $	Change %

Revenues:
Systems and services	$100,818	$80,368	$20,450	25.4%	$94,806	$6,012	6.3%
Hardware	4,302	6,865	(2,563)	-37.3%	3,046	1,256	41.2%

Total revenues	105,120	87,233	17,887	20.5%	97,852	7,268	7.4%

Costs and expenses:
Cost of systems and services revenues	59,477	44,371	15,106	34.0%	56,776	2,701	4.8%
Cost of hardware revenues	3,823	5,667	(1,844)	-32.5%	2,575	1,248	48.5%
Sales and marketing	17,004	18,784	(1,780)	-9.5%	14,076	2,928	20.8%
Research and development	12,512	13,617	(1,105)	-8.1%	12,726	(214)	-1.7%
General and administrative	4,484	4,668	(184)	-3.9%	3,840	644	16.8%
Depreciation and amortization	3,769	3,553	216	6.1%	3,625	144	4.0%

Total costs and expenses	101,069	90,660	10,409	11.5%	93,618	7,451	8.0%

Income (loss) from operations	4,051	(3,427)	7,478	218.2%	4,234	(183)	-4.3%
Interest income, net	982	536	446	83.2%	865	117	13.5%

Income (loss) before income taxes	5,033	(2,891)	7,924	274.1%	5,099	(66)	-1.3%
Provision for income taxes	—	—	—		—	—

Net income (loss)	$5,033	$(2,891)	$7,924	274.1%	$5,099	$(66)	-1.3%

Earnings (loss) per share:
Basic earnings (loss) per share	$0.10	$(0.06)	$0.16	N/A	$0.11	$(0.01)	-9.1%

Diluted earnings (loss) per share	$0.10	$(0.06)	$0.16	N/A	$0.10	$0.00	0.0%

Weighted average shares outstanding:
Basic	48,604	46,937			48,304

Diluted	51,408	46,937			51,316

Eclipsys Corporation and subsidiaries
Consolidated Balance Sheets - Unaudited
(000’s Omitted)

	December 31,

	2005	2004

Assets
Current assets:
Cash and cash equivalents	$76,693	$122,031
Marketable securities	37,455	—
Accounts receivable, net	80,833	64,862
Inventory	2,289	1,644
Prepaid expenses	17,909	14,495
Other current assets	2,184	1,091

Total current assets	217,363	204,123
Property and equipment, net	40,500	35,002
Capitalized software development costs, net	35,690	29,819
Acquired technology, net	584	886
Intangible assets, net	2,940	3,804
Goodwill, net	6,624	2,863
Other assets	20,964	14,923

Total assets	$324,665	$291,420

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$107,960	$106,804
Accounts payable	26,103	21,945
Accrued compensation costs	15,974	12,738
Other current liabilities	10,413	10,642

Total current liabilities	160,450	152,129
Deferred revenue	16,772	15,892
Other long-term liabilities	1,252	122
Stockholders’ equity:	146,191	123,277

Total liabilities and stockholders’ equity	$324,665	$291,420

Eclipsys Corporation and subsidiaries
Consolidated Statements of Cash Flows - Unaudited
(000’s omitted)

	Twelve Months Ended December 31,

	2005	2004

Operating Activities:
Net income (loss)	$485	$(32,565)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and Amortization	32,472	27,410
Loss from Sale of Marketable securities	—	131
Bad debt provision	3,011	1,800
Stock Compensation Expense	2,353	477
Changes in operating assets and liabilities
Accounts receivable	(18,982)	(11,520)
Inventory	(645)	(1,079)
Other current assets	(1,092)	(28)
Prepaid Expenses	(3,415)	(506)
Other assets	(9,283)	(2,724)
Deferred revenue	2,036	21,403
Accrued compensation	2,441	(4,486)
Account Payables	6,493	3,637
Other current liabilities	(2,563)	(4,635)
Other liabilities	1,130	(562)

Total adjustments	13,956	29,318

Net cash provided by (used in) operating activities	14,441	(3,247)
Investing Activities:
Purchase of fixed assets	(19,288)	(15,333)
Purchase of marketable securities	(501,717)	(164,074)
Proceeds from sale of marketable securities	464,262	163,943
Capitalized software development costs	(20,144)	(15,194)
Acquisitions, net of cash	(312)	(5,458)

Net cash used in investing activities	(77,199)	(36,116)
Financing Activities:
Proceeds from stock options exercised	16,853	7,892
Proceeds from issuance of common stock in stock purchase plan	195	1,664

Net cash provided by financing activities	17,048	9,556
Effect of exchange rate changes on cash and cash equivalents	372	155

Net decrease in cash and cash equivalents	$(45,338)	$(29,652)

Cash and cash equivalents, beginning of period	122,031	151,683
Cash and cash equivalents, end of period	76,693	122,031
Marketable securities	37,455	—

Total Cash	$114,148	$122,031